UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.)
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OXiGENE, Inc.
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701 GATEWAY BOULEVARD, SUITE 210
SOUTH SAN FRANCISCO, CALIFORNIA 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 30, 2010

TO OUR STOCKHOLDERS:

Please take notice that the 2010 annual meeting of stockholders of OXiGENE, Inc., a Delaware corporation, will be held on June 30, 2010, at 10:00 a.m., local time, at the Company’s offices located at 701 Gateway Boulevard, Suite 210, South San Francisco, California 94080, for the following purposes:

1. To elect seven members to the Board of Directors to hold office until the 2011 annual meeting of stockholders and until their successors are duly elected and qualified;

2. To approve the issuances of shares of our common stock and warrants to purchase shares of our common stock to certain accredited investors (the “Buyers”) pursuant to the Securities Purchase Agreement, dated as of March 10, 2010, by and between the Company and the Buyers (the “Securities Purchase Agreement”), as described in the attached Proxy Statement, to comply with NASDAQ Marketplace Rule 5635(d);

3. To approve an amendment to our Restated Certificate of Incorporation to increase the authorized number of shares of our common stock, $0.01 par value per share, from 175,000,000 to 300,000,000;

4. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

5. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on May 28, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of the Secretary at the above address.

All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

BY ORDER OF THE BOARD OF DIRECTORS

Peter J. Langecker, M.D., Ph.D.
Chief Executive Officer

May 28, 2010

OXiGENE, Inc.
701 GATEWAY BOULEVARD, SUITE 210
SOUTH SAN FRANCISCO, CALIFORNIA 94080
(650) 635-7000

PROXY STATEMENT FOR THE OXiGENE, INC. 2010

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 30, 2010

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

You received this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2010 annual meeting of stockholders and any adjournments of the Annual Meeting. This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares by marking, signing, dating and returning the enclosed proxy card. This Proxy Statement and the proxy card will be mailed to stockholders on or about June 2, 2010.

Who Can Vote.  Record holders of our common stock at the close of business on the record date, May 28, 2010, may vote at the Annual Meeting. On May 27, 2010, approximately 84 record holders held 69,664,000 shares of our outstanding common stock. Holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders.

How Many Votes You Have.  Each share of our common stock that you own entitles you to one vote.

How You Can Vote.  You can only vote your shares if you are either present in person or represented by proxy at the Annual Meeting. Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote. If you properly fill in your proxy card and send it to us in time, the “proxy” (one of the individuals named on the proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, the proxy will vote your shares as recommended by the Board of Directors.

•	If your shares are held in a stock brokerage account. If your shares are held in a stock brokerage account, by a bank, broker, trustee or other nominee, you are considered the beneficial owner of shares held in street name. Stockholders holding OXiGENE shares in street name through their broker may receive instructions from their broker on internet and/or telephonic voting. These instructions should be followed very closely.

•	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing the ballot, which will be available at the meeting.

Recommendation of the Board of Directors.

The Board of Directors recommends that you vote:

“FOR” the election of the seven director nominees;

“FOR” approval of the issuance of shares of our common stock and warrants to purchase shares of our common stock to certain accredited investors (the “Buyers”) pursuant to the Securities Purchase Agreement, dated as of March 10, 2010, by and between the Company and the Buyers (the “Securities Purchase Agreement”);

“FOR” approval of an amendment to our Restated Certificate of Incorporation to increase the authorized number of shares of our common stock, $0.01 par value per share, from 175,000,000 to 300,000,000, as set forth in the attached proposed Certificate of Amendment of Restated Certificate of Incorporation; and

“FOR” the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

If any other matter is properly presented, the proxy holders will vote your shares in accordance with their best judgment. At the time this Proxy Statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

Revocation of Proxies.  If you return your proxy card, you may revoke your proxy at any time before it is exercised. You may revoke your proxy in any one of the following ways:

•	by voting in person at the Annual Meeting;

•	by delivering a written notice of revocation before the annual meeting with a date later than your previously delivered proxy card to our principal offices at 701 Gateway Boulevard, Suite 210, South San Francisco, California 94080 Attention — Secretary; or

• by timely delivering another proxy card dated after the date of the proxy card that you wish to revoke.

•	by re-voting your shares by internet or telephone after you return your proxy card (only applicable to beneficial owner of shares held in street name).

Your most current proxy card, or telephone or Internet vote if allowed by your broker, is the one that is counted.

How to Vote if You Receive More Than One Proxy Card.  You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How You Can Vote” for each account to ensure that all of your shares are voted.

How Your Shares Will Be Voted if You Do Not Vote.  If your shares are registered in your name, they will not be voted if you do not return your proxy card by mail or vote as described under “How You Can Vote”. If your shares are held in street name and you do not provide voting instructions to the bank, broker or other holder of record that holds your shares as described above under “How You Can Vote”, the bank, broker or other holder of record has the authority to vote your unvoted shares on Proposals 3 and 4 even if it does not receive any instructions from you.

In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank, broker or other holder of record was allowed to vote those shares on your behalf in the election of directors as it felt appropriate. Recent changes in regulation were made to take away the ability of your bank, broker or other record holder to vote your uninstructed shares in the election of directors on a discretionary basis, and absent your instructions, no votes will be cast on this proposal on your behalf. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote.”

Confidentiality of Votes.  We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Election, American Stock Transfer & Trust Company, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

Voting in Person.  If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on May 28, 2010, the record date for determining who is entitled to vote.

Required Votes.  With respect to the election of directors, the nominees for director who receive the most votes (also known as a “plurality” of the votes) will be elected. The affirmative vote of a majority of our outstanding common stock is required for approval of the amendment to our Restated Certificate of Incorporation, set forth as Proposal 3. The affirmative vote of a majority of the votes cast on each proposal is required for approval of Proposals 2 and 4.

Broker Non-Votes, Withholdings and Abstentions.

•	Broker Non-Votes: If your broker holds your shares in its name and cannot vote your shares on a particular matter because the broker does not have instructions from you or discretionary voting authority on that matter, this is referred to as a “broker non-vote.” Your broker will be entitled to vote your shares on Proposals 3 and 4. Your broker will not be entitled to vote your shares on Proposals 1 and 2. Broker non-votes will be counted towards the vote total for Proposal 3, and will have the same effect as “against” votes. Broker non-votes will have no effect and will not be counted towards the vote total for Proposals 1, 2 and 4.

•	Withholdings: Withholding authority to vote for a nominee for director will have no effect on the results of the vote for directors.

•	Abstentions: Abstentions are not counted towards the vote total for purposes of electing directors and Proposals 2 and 4 and will have no effect on these votes. Abstentions will be counted towards the vote total for Proposal 3 and will have the same effect as “against” votes.

Quorum.  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Householding of Annual Disclosure Documents.

In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and OXiGENE. It reduces the volume of duplicate information received at your household and helps to reduce OXiGENE’s expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our transfer agent, American Stock Transfer & Trust Company, by calling their toll free number, 1-800-937-5449.

If you do not wish to participate in “householding” and would like to receive your own set of OXiGENE annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another OXiGENE stockholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•	If your OXiGENE shares are registered in your own name, please contact our transfer agent, American Stock Transfer & Trust Company, and inform them of your request by calling them at 1-800-937-5449 or writing to them at 6201 15th Avenue, Brooklyn, NY 11219.

•	If a broker or other nominee holds your OXiGENE shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Throughout this Proxy Statement, the terms “OXiGENE,” “WE,” “US,” “OUR” or “COMPANY” mean OXiGENE, Inc.

Electronic Delivery of Stockholder Communications

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders of OXiGENE, Inc. to Be Held on June 30, 2010.

•	The proxy statement, annual report to security holders for the year ended December 31, 2009 and the proxy card are available at the Investor Relations section of our website, www.oxigene.com.

•	The 2010 Annual Meeting of stockholders of OXiGENE, Inc. will be held on June 30, 2010, at 10:00 a.m., local time, at the Company’s offices at 701 Gateway Blvd., Suite 210, South San Francisco, California 94080.

•	The Annual Meeting of stockholders will be held for the following purposes:

1.	To elect seven members to the Board of Directors to hold office until the 2011 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To approve the issuances of shares of our common stock and warrants to purchase shares of our common stock to certain accredited investors (the “Buyers”) pursuant to the Securities Purchase Agreement, dated as of March 10, 2010, by and between the Company and the Buyers (the “Securities Purchase Agreement”), as described in the attached Proxy Statement, to comply with NASDAQ Marketplace Rule 5635(d);

3.	To approve an amendment to our Restated Certificate of Incorporation to increase the authorized number of shares of our common stock, $0.01 par value per share, from 175,000,000 to 300,000,000; and

4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

•	OXiGENE’s Board of Directors recommends voting “FOR” all of the proposals listed above.

•	You are urged to attend the Annual Meeting and vote in person, but if you are unable to do so, the Board of Directors would appreciate your prompt vote either electronically via the Internet or telephone or via regular mail. We strongly encourage you to vote electronically, if you have that option.

PROPOSAL 1 — ELECTION OF DIRECTORS

Information concerning the nominees for election to the Board of Directors is set forth below. Each nominee for election to the Board of Directors has consented to being named as a nominee and has agreed to serve if elected. If elected, each director would serve for a one-year term, expiring at the 2011 annual meeting of stockholders or until his or her successor is elected. We will vote your shares as you specify on your proxy card. If you sign, date and return the proxy card but do not specify how you want your shares voted, we will vote them FOR the election of the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares FOR that other person. If we do not name a substitute nominee, the size of the Board of Directors will be reduced. We are not aware of any circumstances that would render any nominee for director unavailable.

Our Board of Directors currently consists of seven members, including four members who are “Non-Employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Under our by-laws, the number of members of our Board of Directors is fixed from time to time by the Board of Directors, and directors serve in office until the next annual meeting of stockholders and until their successors have been elected and qualified. The Board of Directors has set the size of the Board of Directors at seven, effective as of April 2, 2010, and nominated Mr. Roy Hampton Fickling, Ms. Tamar D. Howson and Messrs. Mark Kessel, Peter J. Langecker, M.D., Ph.D., William D. Schwieterman, M.D., William N. Shiebler and Alastair J.J. Wood, M.D. for election at the Annual Meeting. The seven nominees include four members who qualify as independent directors under the rules of the NASDAQ Stock Market. A plurality of the shares voted affirmatively at the Annual Meeting is required to elect each nominee as a director.

Each nominee for election to the Board of Directors is currently serving as a director. The following information with respect to each nominee has been furnished to us by that nominee. The ages of the nominees are as of February 28, 2010.

ROY HAMPTON FICKLING

Age:	44

Director Since:	2007

Principal Occupation:	Mr. Fickling has been the owner and President of Fickling & Company, Inc., a Macon, Georgia-based regional real estate development, brokerage, management and consulting firm, since October 1993.

Business Experience:	Mr. Fickling was a founding Director of Rivoli Bank & Trust, of Macon and of Beech Street, U.K., Ltd. of London, England, an international healthcare administration firm. He was a major shareholder and advisor to Beech Street Corporation, the largest private PPO network, prior to its acquisition by Concentra, Inc. in 2005. Prior to forming Fickling & Company, Mr. Fickling was employed by Charter Medical Corporation where he worked in the administration of both a medical surgical hospital and a psychiatric hospital. Mr. Fickling holds a B.A. in Business Administration from the University of Georgia.

Other Directorships:	Mr. Fickling is a member of the board of directors of Piedmont Community Bank (public), and also serves on the board of directors of several closely held investment and operating companies.

Director Qualifications:	The Board highly values Mr. Fickling’s experiences in financial, consulting, healthcare administration, and real estate matters, developed in the course of his career as a senior executive in those industries. The Board believes that these experiences and skills are invaluable characteristics that Mr. Fickling brings to his Board service, and led to the Board’s conclusion that Mr. Fickling should be a member of the Board of Directors.

TAMAR D. HOWSON

Age:	61

Director Since:	2010

Principal Occupation:	Ms. Howson is currently a Partner with JSB-Partners, a transaction advisory firm serving the life sciences industry.

Business Experience:	Ms. Howson formerly served as Executive Vice President of Corporate Development for Lexicon Pharmaceuticals. Prior to Lexicon, she served as Senior Vice President of Corporate and Business Development and was a member of the executive committee at Bristol-Myers Squibb. During her tenure there, Ms. Howson was responsible for leading the company’s efforts in external alliances, licensing and acquisitions. Earlier, Ms. Howson served as Senior Vice President and Director of Business Development at SmithKline Beecham. She also managed SR One Ltd., the $100 million venture capital fund of SmithKline Beecham. Ms. Howson has served as an independent business consultant and adviser to companies both in the United States and in Europe. She held the position of Vice President, Venture Investments at Johnston Associates, a venture capital firm, and earlier as Director of Worldwide Business Development and Licensing for Squibb Corporation. Ms. Howson received her M.B.A. in finance and international business from Columbia University. Educated as a chemical engineer, she holds a M.S. from the City College of New York and a B.S. from the Technion in Israel.

Other Directorships:	Ms. Howson currently serves on the boards of Idenix Pharmaceuticals, Inc. (Nasdaq:IDIX), a biopharmaceutical company engaged in the discovery and development of drugs for the treatment of human viral diseases, and S*Bio Pte Ltd. She also serves as a consultant to Pitango Venture Fund and is a member of the advisory board to Triana Venture Partners. She previously served on the boards of Ariad Pharmaceuticals, SkyePharma, NPS Pharma, Targacept, and HBA.

Director Qualifications:	The Board highly values Ms. Howson’s significant business development and life sciences industry expertise, developed through her career as a senior professional at several leading pharmaceutical companies. The Board believes that these characteristics uniquely qualify Ms. Howson to serve as a director of the Company and led to the Board’s conclusion that she should be a member of the Board of Directors. Ms. Howson was appointed to the Board on April 2, 2010. Her appointment was recommended to the Nominating Committee by certain of the executive officers and directors of the Company, including Mr. Kessel and Dr. Langecker, who were familiar with Ms. Howson from her extensive background in the life sciences industry.

MARK KESSEL

Age:	68

Director Since:	2008

Principal Occupation:	Mr. Kessel, a Managing Director of Symphony Capital LLC, co-founded Symphony in 2002 and is widely recognized as the leader in structuring product development investments for the biopharmaceutical industry.

Business Experience:	Mr. Kessel was formerly the Managing Partner of Shearman & Sterling LLP, with day-to-day operating responsibility for this large international law firm. He received a B.A. with honors in Economics from the City College of New York and a J.D. magna cum laude from Syracuse University College of Law. Mr. Kessel has written on financing for the biotech industry for Nature Reviews Drug Discovery, Nature Biotechnology and other publications, and on issues related to governance and audit committees for such publications as The Wall Street Journal, Financial Times, The Deal and Euromoney.

Other Directorships:	Mr. Kessel is a director and Chairman of Symphony Icon, Inc., and a director of Symphony Dynamo, Inc., all Symphony portfolio companies. In addition, Mr. Kessel is a director of the Global Alliance for TB Drug Development, Fondation Santé and the Biotechnology Industry Organization.

Director Qualifications:	The Board believes that Mr. Kessel’s leadership and expertise in matters of strategic transactions and financing for life sciences companies, coupled with his extensive executive management experience leading one of the world’s premier professional services organizations, uniquely qualify Mr. Kessel to serve as a director of the Company and led to the Board’s conclusion that Mr. Kessel should be a member of the Board of Directors.

PETER J. LANGECKER, M.D., PH.D.

Age:	59

Director Since:	2010

Principal Occupation:	Dr. Langecker joined OXiGENE as Executive Vice President and Chief Development Officer in June 2009 and was appointed Chief Executive Officer in October 2009.

Business Experience:	Dr. Langecker served as Chief Medical Officer of DURECT Corporation from May 2006 until June 2009. Prior to joining DURECT, Dr. Langecker served as Chief Medical Officer and Vice President of Clinical Affairs at Intarcia Therapeutics, Inc. from October 1999 to April 2006. Prior to that, Dr. Langecker was Vice President of Clinical Affairs at Sugen, Inc. from 1997 to 1999, Vice President, Clinical Research at Coulter Pharmaceuticals from 1995 to 1997 and Director of Clinical Research, Oncology, at Schering-Plough from 1992 to 1995. Previously, Dr. Langecker worked as a Project Physician-Central Medical Advisor, Oncology at Ciba-Geigy (now Novartis) in Basel, Switzerland. He received his M.D. degree and his doctorate in medical sciences from the Ludwig-Maximilians University in Munich.

Director Qualifications:	The Board believes that Dr. Langecker’s medical and scientific training, developed through his extensive career as a life sciences industry executive, uniquely qualify Dr. Langecker to serve as a director of the Company and led to the Board’s conclusion that Dr. Langecker should be a member of the Board of Directors.

WILLIAM D. SCHWIETERMAN, M.D.

Age:	51

Director Since:	2007

Principal Occupation:	Dr. Schwieterman has been an independent consultant to biotech and pharmaceutical companies specializing in clinical development since July 2002.

Business Experience:	Dr. Schwieterman is a board-certified internist and a rheumatologist who was formerly Chief of the Medicine Branch and Chief of the Immunology and Infectious Disease Branch in the Division of Clinical Trials at the FDA. In these capacities and others, Dr. Schwieterman spent 10 years at the FDA in the Center for Biologics overseeing a wide range of clinical development plans for a large number of different types of molecules. Dr. Schwieterman holds a B.S. and M.D. from the University of Cincinnati.

Director Qualifications:	The Board believes that Dr. Schwieterman’s medical training and his expertise with regulatory matters involving the Food and Drug Administration and the clinical trials process, are invaluable skills that Dr. Schwieterman brings to his Board service, and led to the Board’s conclusion that Dr. Schwieterman should be a member of the Board of Directors.

WILLIAM N. SHIEBLER

Age:	67

Director Since:	2002; Chairman of the Board since May 2009

Principal Occupation:	Mr. Shiebler is a principal in two family investment businesses — Tree Tops Investment LLC and Tree Tops Corporation LLC.

Business Experience:	From March 2002 to March 2007, Mr. Shiebler was the Advisory Vice Chairman and CEO of the Americas of Deutsche Asset Management, the asset arm of Deutsche Bank. Prior to joining Deutsche Bank, Mr. Shiebler was the President and CEO of Putnam Mutual Funds and prior to that he was President and COO of Dean Witter’s Intercapital Division.

Other Directorships:	Mr. Shiebler is a non-executive Chairman and a Director of Nextalk, Inc. (private), a director of Sallie Mae Bank in Murray Utah (a subsidiary of Sallie Mae, Inc.) and an advisory board member of several corporations. Mr. Shiebler is currently a Trustee of the U.S. Ski and Snowboard Team Foundation, among other charitable and community organizations and privately held entities. Previously, Mr. Shiebler was a trustee or director of a number of other corporate and community organizations, including the Salt Lake Olympic Committee and Kean University. Mr. Shiebler was also a member of the Presidential Commission on Medicaid.

Director Qualifications:	The Board believes that Mr. Shiebler’s financial acumen, executive leadership skills, and his extensive experience developed in the course of his career as a senior executive in the financial services industry, uniquely qualify Mr. Shiebler to serve as a director of the Company and led to the Board’s conclusion that Mr. Shiebler should be a member of the Board of Directors.

ALASTAIR J.J. WOOD, M.D.

Age:	63

Director Since:	2008

Principal Occupation:	Dr. Wood, a Managing Director of Symphony Capital LLC, has worked with Symphony since its inception, initially as Chairman of Symphony’s Clinical Advisory Council, and joined the firm full-time in September 2006 as a Managing Director.

Business Experience:	Prior to joining Symphony Capital LLC full-time, Dr. Wood completed more than 30 years at Vanderbilt University School of Medicine, most recently as Associate Dean of External Affairs, where he was also Attending Physician and Tenured Professor of Medicine and Pharmacology. Dr. Wood is currently Professor of Medicine (courtesy appointment) and Professor of Pharmacology (courtesy appointment) at Weill Cornell Medical School, appointments served in an unpaid capacity. Dr. Wood has written or co-authored more than 300 scientific papers and won numerous honors including election to the National Academy of Sciences’ Institute of Medicine. He was until 2006 the chairman of the FDA’s Nonprescription Drugs Advisory Committee, and recently chaired the FDA Advisory Committee on Cox-2 inhibitors. He previously served as a member of the Cardiovascular and Renal Advisory Committee of the FDA, and the FDA’s Nonprescription Drugs Advisory Committee. Dr. Wood has been a member of and chaired National Institutes of Health study sections, served on the editorial boards of four major journals, and between 1992 and 2004 was the Drug Therapy Editor of The New England Journal of Medicine. Most recently, he was named to the Board of the Critical Path Institute. He earned his medical degree at the University of St. Andrews.

Other Directorships:	Dr. Wood is a director of Symphony Evolution, Inc. and a member of the Development Committees of Symphony Dynamo, Inc., Symphony Allegro, Inc. and Symphony Icon, Inc., all Symphony portfolio companies.

Director Qualifications:	The Board believes that Dr. Wood’s medical training and expertise in drug development, combined with his prior service as a member of several advisory committees to the Food and Drug Administration, uniquely qualify Dr. Wood to serve as a director of the Company and led to the Board’s conclusion that Dr. Wood should be a member of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION TO THE BOARD OF DIRECTORS OF EACH DIRECTOR NOMINEE NAMED ABOVE, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE ELECTION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 2 — TO APPROVE THE ISSUANCES OF SHARES OF OUR COMMON STOCK
AND WARRANTS TO PURCHASE SHARES OF OUR COMMON STOCK TO THE BUYERS PURSUANT TO THE SECURITIES PURCHASE AGREEMENT

We are asking our stockholders to approve issuances of shares of our common stock to a group of accredited investors pursuant to a private placement of our common stock and warrants to purchase our common stock. On March 11, 2010, we raised approximately $7.5 million in gross proceeds, before deducting placement agents’ fees and other offering expenses, in connection with the closing of a private placement of Company securities, consisting of 6,578,945 shares of common stock and warrants as follows:

(A) Series A Warrants to initially purchase 6,578,945 shares of common stock, which are exercisable immediately after issuance, have a 5-year term and a per share exercise price of $1.52;

(B) Series B Warrants to initially purchase 6,578,945 shares of common stock, which will be exercisable at a per share exercise price of $1.14 on the earlier of the six month anniversary of the closing date or the date on which our stockholders approve the issuance of shares in the transaction as required by the NASDAQ Marketplace Rules, subject to the limitations on exercise described below, and shall expire on the later of three months from April 29, 2010, the effective date of the resale registration statement covering the securities issued in the private placement and seven months from the closing date;

(C) Series C Warrants to initially purchase 6,578,945 shares of common stock, and which would be exercisable upon the exercise of the Series B Warrants and on the earlier of the six month anniversary of the closing date or the date on which our stockholders approve the issuance of shares in the transaction as required by the NASDAQ Marketplace Rules, subject to the limitations on exercise described below, would expire five years after the date on which they become exercisable, and have a per share exercise price of $1.14; and

(D) Series D Warrants to purchase shares of our common stock. The Series D Warrants are not immediately exercisable as of the date of this filing and the number of shares of common stock issuable upon exercise of such Series D Warrants cannot be determined as of the date of this filing. For purposes of the registration statement covering the securities issued in the private placement, we have agreed with the investors that we will register 6,755,157 shares of common stock issuable upon exercise of the Series D Warrants. The number of shares of common stock issuable upon exercise of the Series D Warrants will be determined following two pricing periods, each of no less than seven trading days and no more than thirty trading days, as determined individually by each holder of Series D Warrants. The first of these pricing periods shall occur after the later of (x) the date we obtain the approval of our stockholders to the issuance of the shares in this transaction, as required by the NASDAQ Marketplace Rules, or the Stockholder Approval Date, and (y) April 29, 2010, the effective date of the resale registration statement covering the securities issued in the private placement. The second of these pricing periods shall occur after the later of (x) the Stockholder Approval Date and (y) the date on which the purchasers in the offering can freely sell their common stock pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended, without restriction, but only if the number of shares registered under the resale registration statement and available for issuance under the Series D Warrants is less than the number of such shares to which the holders of such warrants are entitled. We refer to the date the Series D Warrants initially become exercisable into common stock as the eligibility date. If during the applicable pricing period, the arithmetic average of the seven lowest market prices of our common stock (as reported on the NASDAQ Stock Market) is less than the purchase price in the offering ($1.14), each holder’s Series D Warrants shall become exercisable based on the following formula:

PP

N = [CS * ----- ] − CS

AP

N = Number of shares of common stock issuable upon exercise of the Series D Warrants

PP = The aggregate purchase price paid by such holder of Series D Warrants in the offering (at a per share price of $1.14 per share)

AP = The average market price of the seven lowest trading days of our common stock during the applicable pricing period

CS = The number of shares of common stock issued to such holder of Series D Warrants at the closing of the offering

If the Series D Warrants become exercisable into shares of common stock as a result of this formula, the Series D Warrants will become immediately exercisable and will have an exercise price of $0.001 per share.

The following is a chart showing the aggregate number of shares of common stock that may become issuable upon exercise of the Series D Warrants at various average market prices of our common stock:

AP	$0.10	$0.15	$0.25	$0.40	$0.55	$0.70	$0.85	$1.00	$1.14	$1.30
N	68,421,055	43,421,055	23,421,055	12,171,055	7,057,418	4,135,340	2,244,584	921,055	0	0

AP = The average market price of the seven lowest trading days of our common stock during the applicable pricing period

N = Number of shares of common stock issuable upon exercise of the applicable Series D Warrants

The common stock and warrants to purchase common stock were offered and sold pursuant to a Securities Purchase Agreement, dated March 10, 2010. In addition, on March 25, 2010, we entered into Amendment and Exchange Agreements with the Buyers. In the Amendment and Exchange Agreements, we agreed with the Buyers upon a number of shares that we would seek to register for their resale as a part of the resale registration statement pursuant to the registration rights agreement described below.

The Series A, Series B and Series C warrants contain anti-dilution protection upon the issuance of any common stock, securities convertible into common stock, or certain other issuances at a price below the then-existing exercise price of the warrants, with certain exceptions. As of the date of this document, no such dilutive issuances have occurred. The warrants contain limitations that prevent the holder of any warrants from acquiring shares upon exercise of a warrant that would result in the number of shares beneficially owned by it and its affiliates exceeding 4.9% of the total number of shares of our common stock then issued and outstanding, which limit may be raised to 9.9% upon the request of the holder. Further, we are prohibited from issuing shares upon exercise of the warrants if that issuance would cause us to exceed the number of shares that we are permitted to issue under the NASDAQ Marketplace Rules described below prior to our obtaining stockholder approval, as required by those rules, of the issuance of shares in the offering. Those rules prohibit us from issuing more than 19.9% of our common stock outstanding on the date we entered into the Purchase Agreement, or 12,526,652 shares, without receipt of stockholder approval, and so the exercise of the warrants is also subject to those limitations. As a result of this limit, we can issue no more than 5,947,707 shares of common stock upon the exercise of the warrants issued in the offering prior to receipt of stockholder approval. In addition, upon certain changes in control of OXiGENE, the holder of a Series A, Series B or Series C warrant can elect to receive, subject to certain limitations and assumptions, cash equal to the Black-Scholes value of the outstanding warrants.

In connection with the offering, we also entered into a registration rights agreement with the Buyers. Pursuant to the terms of the registration rights agreement, we granted to the Buyers certain registration rights related to the shares of common stock sold in the private placement, including the shares to be acquired upon exercise of the warrants, and the warrants. We may incur liquidated damages if we do not meet our registration obligations under the registration rights agreement. We also agreed to other customary obligations regarding registration, including indemnification and maintenance of the registration statement.

We also entered into a voting agreement with Symphony ViDA Holdings LLC, holder of approximately 39% of the outstanding shares of our common stock (taking into account the common stock and warrants to purchase common stock issued pursuant to the Securities Purchase Agreement dated March 10, 2010). Under the voting agreement, Symphony agreed to vote to approve the issuance of shares in the offering at any stockholder meeting to be called to approve the transaction.

Approval of Issuance of Shares in Excess of 19.9% at Below-Market Price is Required by NASDAQ Rules.  As a result of our listing on The NASDAQ Global Market, issuances of our common stock are subject to the NASDAQ Marketplace Rules, including Rule 5635(d). Upon the closing of the transaction, we issued 6,578,945 shares of our common stock and warrants, as described above, to the Buyers. Upon the exercise of the warrants, we would be required to issue additional shares of our common stock to the Buyers. Stockholder approval of the transaction is required under applicable NASDAQ Marketplace Rules because the issuance of shares of our common stock upon exercise of warrants will result in the aggregate number of shares being issued in the transaction exceeding 19.9% of our common stock outstanding on the date we entered into the Purchase Agreement at a price below the greater of the book or market price of our common stock as of that date. Accordingly, we are seeking approval of the issuance of shares in the transaction from our stockholders at the annual meeting of our stockholders. As noted above, the warrants contain limitations that prevent the holder of any warrants from acquiring shares upon exercise of a warrant that would result in the number of shares issued in this offering exceeding 19.9% of our common stock outstanding on the date we entered into the Purchase Agreement prior to such stockholder approval being obtained.

Approval of the issuances of shares of our common stock and warrants to purchase shares of our common stock to the Buyers pursuant to the Securities Purchase Agreement requires an affirmative vote of a majority of the votes cast on the proposal at the annual meeting. Abstentions and broker non-votes will have no effect on, and will not be counted towards the vote total for, this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE ISSUANCES OF SHARES OF OUR COMMON STOCK AND WARRANTS TO PURCHASE SHARES OF OUR COMMON STOCK TO THE BUYERS PURSUANT TO THE SECURITIES PURCHASE AGREEMENT.

PROPOSAL 3 — APPROVAL OF AMENDMENT TO OUR RESTATED CERTIFICATE OF
INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF OUR COMMON STOCK, $0.01 PAR VALUE PER SHARE, FROM 175,000,000 to 300,000,000

The Board of Directors has determined that it is advisable for general corporate purposes to increase our authorized common stock, $0.01 par value per share, from 175,000,000 shares to 300,000,000 shares and has voted to recommend that the stockholders adopt an amendment to our Restated Certificate of Incorporation affecting the proposed increase. The full text of the proposed amendment to our Restated Certificate of Incorporation is attached to this proxy statement as Appendix A.

As of May 14, 2010, approximately 69,664,000 shares of our common stock were issued and outstanding (excluding treasury shares) and approximately an additional 50,730,363 shares were reserved for issuance upon the conversion of existing securities and exercise of options or warrants granted under our various stock-based plans and certain agreements. Accordingly, approximately 54,605,637 shares of common stock are available for future issuance. In observation of its obligations under the Securities Purchase Agreement dated March 10, 2010, the Company tallied the number of common shares reserved for issuance by calculating 150% of the sum of the common shares registered for resale pursuant to the Form S-3 filed by the Company and declared effective on April 29, 2010. These common shares are issuable upon the exercise of the Series A-D warrants issued to certain Buyers pursuant to the Securities Purchase Agreement dated March 10, 2010.

The Board of Directors believes it continues to be in the best interest of OXiGENE and its stockholders to have sufficient additional authorized but unissued shares of common stock available in order to provide flexibility for corporate action in the future. Management believes that the availability of additional authorized shares for issuance from time to time in the Board of Directors’ discretion in connection with future financings, possible acquisitions of other companies, investment opportunities or for other corporate purposes is desirable in order to avoid repeated separate amendments to our Restated Certificate of Incorporation and the delay and expense incurred in holding special meetings of the stockholders to approve such amendments. We currently have no specific understandings, arrangements, agreements or other plans to issue, in connection with future acquisitions, financings or otherwise, any of the additional authorized but unissued shares that would be available as a result of the proposed increase in the number of authorized shares of our common stock. However, the Board of Directors believes that the currently available unissued shares do not provide sufficient flexibility for corporate action in the future. Even if the stockholders approve an increase in the number of OXiGENE’s authorized shares, OXiGENE reserves the right not to amend the Restated Certificate of Incorporation if the Board does not deem such amendment to be in the best interest of OXiGENE and its stockholders following the annual meeting.

We will not solicit further authorization by vote of the stockholders for the issuance of the additional shares of common stock proposed to be authorized, except as required by law, regulatory authorities or rules of the NASDAQ Stock Market or any other stock exchange on which our shares may then be listed. The issuance of additional shares of common stock could have the effect of diluting existing stockholder earnings per share, book value per share and voting power. Our stockholders do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of our securities.

The affirmative vote of a majority of the common stock outstanding and entitled to vote at the Annual Meeting is required to approve the amendment to our Restated Certificate of Incorporation to affect the proposed increase in our authorized shares of common stock. Abstentions and broker non-votes will be counted towards the vote total for this proposal and will have the same effect as “against” votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE AMENDMENT UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP, independent registered public accounting firm, to audit our consolidated financial statements and the effectiveness of internal control over financial reporting for the year ending December 31, 2010. Ernst & Young LLP was our independent registered public accounting firm for the year ended December 31, 2009. Our Board of Directors recommends that our stockholders vote for ratification of such appointment. A representative of Ernst & Young LLP will be present at the annual meeting and will be available to respond to appropriate stockholders’ questions and to make a statement if he or she desires to do so.

Approval of the ratification of appointment of our independent registered public accounting firm requires an affirmative vote of a majority of the votes cast on the proposal at the annual meeting. Abstentions and broker non-votes will have no effect on, and will not be counted towards the vote total for, this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

The submission of this matter to our stockholders at the annual meeting is not required by law or by our Amended and Restated By-laws. The Board of Directors is nevertheless submitting it to the stockholders to ascertain their views. If this proposal is not approved at the annual meeting by the affirmative vote of holders of a majority of the votes cast on the proposal at the meeting, the Audit Committee intends to reconsider its appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

BOARD AND COMMITTEE MEETINGS

During 2009, the Board of Directors held fifteen meetings. In addition, the Board of Directors has established three committees whose functions and current members are noted below. The Audit Committee, the Compensation Committee and the Nominating and Governance Committee (collectively, the “Board Committees”) are committees of the Board of Directors and consist solely of members of the Board of Directors. The Board Committees met a total of six times in 2009. Each incumbent director attended 75% or more of the aggregate number of meetings of the Board of Directors and Board Committees on which he served during 2009. The Board has also adopted a policy under which each member of the Board is required to make every effort to attend each annual meeting of our stockholders. All of our directors, except for Mr. Laffer and Mr. Schwieterman, attended our annual meeting of stockholders in 2009.

Our Board has determined that the following members of the Board qualify as independent under the definition promulgated by the NASDAQ Stock Market (“NASDAQ”): Ms. Howson (from the date of her appointment to the Board of Directors on April 2, 2010) and Messrs. Roy H. Fickling, Arthur B. Laffer (for fiscal 2009 through his departure from the Board of Directors on March 11, 2010), William D. Schwieterman and William N. Shiebler.

Audit Committee.  During 2009, the Audit Committee consisted of Messrs. Arthur B. Laffer (Chairman), Roy H. Fickling and William N. Shiebler. During 2009, the Audit Committee held five meetings. Mr. Laffer was a member of the Audit Committee for fiscal 2009 until his departure from the Board of Directors on March 11, 2010. Currently, the Audit Committee consists of William N. Shiebler (Chairman), Roy H. Fickling and Tamar D. Howson. Our Audit Committee has the authority to retain and terminate the services of our independent registered public accounting firm, review annual financial statements, consider matters relating to accounting policy and internal controls and review the scope of annual audits. The Board has determined that Dr. Laffer is an “audit committee financial expert” for fiscal 2009 through his departure from the Board of Directors on March 11, 2010, and that Mr. Shiebler is an “audit committee financial expert” for fiscal 2010, as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K. The Board of Directors has adopted a charter for the Audit Committee, which is reviewed and reassessed annually by the Audit Committee. A copy of the Audit Committee’s written charter is publicly available on our website at www.oxigene.com .

Securities and Exchange Commission rules require that we disclose our compliance with NASDAQ listing standards regarding the independence of our Audit Committee members and inclusion in the Audit Committee of any non-independent director. Currently, all of our Audit Committee members are independent as defined under NASDAQ listing standards.

Compensation Committee.  During 2009, the Compensation Committee consisted of Messrs. Arthur B. Laffer (Chairman), Roy H. Fickling, William D. Schwieterman, M.D. and William N. Shiebler. Mr. Laffer was a member of the Compensation Committee for fiscal 2009 until his departure from the Board of Directors on March 11, 2010. During 2009, the Compensation Committee held one meeting. The Compensation Committee makes recommendations to the Board of Directors regarding the compensation philosophy and compensation guidelines for our executives, the role and performance of our executive officers, appropriate compensation levels for our Chief Executive Officer, which are determined without the Chief Executive Officer present, and other executives based on a comparative review of compensation practices of similarly situated businesses. The Compensation Committee also administers our 2005 Stock Plan and 2009 Employee Stock Purchase Plan and makes recommendations to the Board regarding the design and implementation of our compensation plans and the establishment of criteria and the approval of performance results relative to our incentive plans. The Compensation Committee has adopted the following processes and procedures for the consideration and determination of executive and director compensation. Each year, the Compensation Committee reviews and assesses the three main components of each named executive officer’s compensation: base salary, incentive compensation and equity compensation. Adjustments to base salary are generally only made when there has been a change in the scope of the responsibilities of the named executive officer or when, based on a review of the base salary component of executive officers in companies of a similar size and stage of development, the Committee members believe that an adjustment is warranted in order to remain competitive. Each year, the executive management of the Company determines and agrees with the Compensation Committee on its corporate goals and objectives for the ensuing year. At the end of each year, the attainment of each objective is assessed and incentive awards are made to each executive based on his contribution to achieving the objectives and at a percentage of base salary outlined in the executive’s employment agreement. In addition, equity compensation is reviewed annually. Awards are made based on either provisions of an executive’s employment agreement, or an assessment of each executive’s equity compensation position relative to the Company’s other executives. All members of the Compensation Committee qualify as independent under the definition promulgated by NASDAQ. A copy of the Compensation Committee’s written charter is publicly available on our website at www.oxigene.com .

Compensation Committee Interlocks and Insider Participation.  Our Compensation Committee currently consists of Messrs. Roy H. Fickling (Chairman) and William N. Shiebler. Except for Mr. Shiebler, none of these directors are or have been employed by us.

Nominating and Governance Committee.  During 2009, the Nominating and Governance Committee consisted of Messrs. William N. Shiebler (Chairman), Roy H. Fickling and Arthur B. Laffer. Mr. Laffer was a member of the Nominating and Governance Committee for fiscal 2009 until his departure from the Board of Directors on March 11, 2010. During 2009, the Nominating and Governance Committee did not meet. Currently, the Nominating and Governance Committee consists of William D. Schwieterman (Chairman), Tamar D. Howson and William N. Shiebler. This committee’s role is to make recommendations to the full Board as to the size and composition of the Board and to make recommendations as to particular nominees. All members of the Nominating and Governance Committee qualify as independent under the definition promulgated by NASDAQ. The Nominating and Governance Committee may consider candidates recommended by stockholders, as well as from other sources, such as current directors or officers, third-party search firms or other appropriate sources. For all potential candidates, the Nominating and Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the biotechnology industry, possible conflicts of interest, diversity with regard to field of specialty, level of experience, perspective and other traits that contribute to a well rounded, knowledgeable and experienced board, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. The foregoing policies encourage an assessment of the strengths and weaknesses in the Board’s overall ability to guide the Company, which in turn suggests the varied characteristics a director nominee should possesses to best enhance the Board’s overall efficacy.

In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2011 annual meeting of stockholders using the procedures set forth in the Company’s by-laws, it must follow the procedures described below in “Stockholder Proposals and Nominations for Director.” If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Nominating and Governance Committee, it should submit any pertinent information regarding the candidate to the Chairman of the Nominating and Governance Committee by mail at OXiGENE, Inc., 701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080. The Nominating and Governance Committee considers issues of diversity among its members in identifying and considering nominees for director, and strives where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship of the Board and its committees. A copy of the Nominating and Governance Committee’s written charter is publicly available on our website at www.oxigene.com.

Board of Directors Leadership Structure

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board has determined that having a non-employee director serve as Chairman is in the best interest of the Company’s stockholders at this time. The Board believes this leadership structure enhances the Board’s oversight of, and independence from, Company management, the ability of the Board to carry out its roles and responsibilities on behalf of our stockholders, and our overall corporate governance compared to a combined Chairman/Chief Executive Officer leadership structure.

Mr. Shiebler has served as non-executive Chairman of the Board of Directors since 2009. The Chairman of the Board of Directors provides leadership to the Board and works with the Board to define its activities and the calendar for fulfillment of its responsibilities. The Chairman of the Board of Directors approves the meeting agendas after input from management, facilitates communication among members of the Board and presides at meetings of our Board and stockholders.

The Chairman of the Board of Directors, the Chairman of the Audit Committee, the Chief Executive Officer and the other members of the Board work in concert to provide oversight of our management and affairs. The leadership of Mr. Shiebler fosters a culture of open discussion and deliberation, with a thoughtful evaluation of risk, to support our decision-making. Our Board encourages communication among its members and between management and the Board to facilitate productive working relationships. Working with the other members of the Board, Mr. Shiebler also works to ensure that there is an appropriate balance and focus among key board responsibilities such as strategic development, review of operations and risk oversight.

The Board of Directors’ Role in Risk Oversight

The Board plays an important role in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board and its committees. In particular, the Board administers its risk oversight function through (1) the review and discussion of regular periodic reports to the Board and its committees on topics relating to the risks that we face, (2) the required approval by the Board (or a committee of the Board) of significant transactions and other decisions, (3) the direct oversight of specific areas of our business by the Audit and Compensation committees, and (4) regular periodic reports from our auditors and outside advisors regarding various areas of potential risk, including, among others, those relating to our internal control over financial reporting. The Board also relies on management to bring significant matters impacting us to the Board’s attention.

Pursuant to the Audit Committee’s charter, the Audit Committee is responsible for discussing the guidelines and policies that govern the process by which our exposure to risk is assessed and managed by management. As part of this process, the Audit Committee discusses our major financial risk exposures and steps that management has taken to monitor and control such exposure. In addition, we, under the supervision of the Audit Committee, have established procedures available to all employees for the anonymous and confidential submission of complaints relating to any matter to encourage employees to report questionable activities directly to our senior management and the Audit Committee.

Because of the role of the Board in risk oversight, the Board believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to our operations. The Board recognizes that there are different leadership structures that could allow it to effectively oversee the management of the risks relating to our operations. The Board believes its current leadership structure enables it to effectively provide oversight with respect to such risks.

Stockholder Communications to the Board

Generally, stockholders who have questions or concerns should contact our Investor Relations department at 650-635-7000. However, any stockholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should submit his or her questions to the appropriate director using the contact information and instructions for this purpose set forth on the Company’s website at www.oxigene.com . Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

•	junk mail and mass mailings

•	resumes and other forms of job inquiries

•	surveys

•	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our directors and executive officers, and persons who own more than 10% of our common stock to file with the Securities and Exchange Commission and us initial reports of beneficial ownership and reports of changes in beneficial ownership of common stock and other of our equity securities. For these purposes, the term “other equity securities” would include options granted under our 2005 Stock Plan. To our knowledge, based solely on a review of the forms and written representations received by us from our Section 16 reporting persons, during the fiscal year ended December 31, 2009, all Section 16(a) filing requirements applicable to the reporting persons were properly and timely satisfied, except for the late filing of one Form 4 reporting 13 transactions and one Form 4 reporting one transaction by Mr. Fickling, one Form 4 reporting 12 transactions and one Form 4 reporting one transaction by Dr. Laffer, one Form 4 reporting ten transactions and one Form 4 reporting one transaction by Dr. Schwieterman, and one Form 4 reporting ten transactions by Mr. Shiebler.

EXECUTIVE OFFICERS OF THE COMPANY

See Proposal 1 above for the biography of our Chief Executive Officer, Peter J. Langecker.

David Chaplin, Ph.D., 54, has served as our Chief Scientific Officer and Head of Research and Development since July 2000. From 1999 to 2000, Dr. Chaplin served as Vice President of Oncology at Aventis Pharma in Paris. Prior to the merger of Rhone Poulenc Rorer (“RPR”) with Hoechst Marion Roussell, Dr. Chaplin was Senior Director of Oncology at RPR from 1998 to 1999. From 1992 to 1998, Dr. Chaplin headed up the Cancer Research Campaign’s (“CRC”) Tumor Microcirculation Group, based at the Gray Laboratory Cancer Research Trust, Mount Vernon Hospital, London. During this time, he was also a member of the CRC Phase I/ II clinical trials committee. Dr. Chaplin also served as Section Head of Cancer Biology at Xenova in the U.K. from 1990 to 1992, and held a senior staff appointment at the British Columbia Cancer Research Centre from 1982 to 1990.

James B. Murphy, 53, was appointed as our Vice President and Chief Financial Officer in March 2004. From 2001 until May 2003, Mr. Murphy was Vice President of Finance for Whatman Inc., of Marlborough, Massachusetts, a subsidiary of U.K.-based Whatman plc (LSE: WHM), a publicly traded manufacturer of filtration and separation products for the pharmaceutical industry. From 1994 through 2001, Mr. Murphy worked at HemaSure (NASDAQ: HMSR), a spin-off of Sepracor, Inc., serving as the company’s Senior Vice President of Finance and Administration, and later as Senior Vice President and Chief Financial Officer. From 1990 to 1994, he was Corporate Controller at Sepracor (NASDAQ: SEPR), a diversified pharmaceutical, medical device and biotechnology products company based in Marlborough, Massachusetts. Mr. Murphy holds a B.A. in economics and accounting from the College of the Holy Cross and is registered as a Certified Public Accountant.

AUDIT FEES

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2009 and December 31, 2008, and fees billed for other services rendered by Ernst & Young LLP during those periods. We expect that representatives of Ernst & Young LLP will be present at the annual meeting and available to respond to appropriate questions.

	2009	2008

Audit fees:(1)	$503,900	$263,700
Audit related:(2)	43,500	1,500
Tax Fees:(3)	17,200	31,500
All other fees:(4)	—	—

Total	$564,600	$296,700

(1)	Audit fees consisted of audit work performed in the preparation and audit of the annual financial statements, fees for the audit of the Company’s system of internal control over financial reporting, as well as the audit of management’s assessment of the effectiveness thereof, review of quarterly financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, such as the provision of consents and comfort letters in connection with the filing of registration statements and statutory audits.

(2)	Audit-related fees in 2009 consisted of fees for due diligence services in connection with our attempted merger with VaxGen Inc. as well as fees for access to technical accounting information. Audit-related fees in 2008 consisted of fees for access to technical accounting information.

(3)	Tax fees consisted principally of assistance with tax compliance and reporting, as well as certain tax planning consultations.

(4)	There were no fees incurred in this category in either 2009 or 2008.

Policy on Audit Committee Pre-Approval of Audit and Permissible
Non-audit Services of Independent Registered Public Accounting Firm

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1. Audit services include audit work performed in the preparation and audit of the annual financial statements, fees for the audit of the effectiveness of the Company’s system of internal control over financial reporting, as well as the audit of management’s assessment of the effectiveness thereof, review of quarterly financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, such as the provision of consents and comfort letters in connection with the filing of registration statements.

2. Audit-related services are for assurance and related services that are traditionally performed by an independent public accountant, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services consist principally of assistance with tax compliance and reporting, as well as certain tax planning consultations.

4. Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from an independent public accountant.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted, and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT

The members of the Audit Committee, which is comprised of three directors, have been appointed by the Board of Directors. The current members of the Committee are Messrs. William N. Shiebler (Chairman), Roy H. Fickling and Ms. Tamar D. Howson. All members of our Audit Committee meet the independence and experience requirements of the NASDAQ Stock Market. The Audit Committee is governed by a charter that has been adopted by the Board of Directors and is reviewed and reassessed annually by the Audit Committee. This charter is publicly available on our website at www.oxigene.com.

This Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filings of ours under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or subject to Regulation 14A or 14C under the Exchange Act, except as specifically provided under the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that this Audit Committee Report be treated as soliciting material or specifically incorporates this Audit Committee Report by reference therein.

The Audit Committee reviews the scope and timing of the independent registered public accounting firm’s audit and other services, and their report on our financial statements following completion of their audits. The Audit Committee also makes annual recommendations to the Board of Directors regarding the appointment of independent registered public accounting firms for the ensuing year.

Management is responsible for the preparation of our financial statements and the independent registered public accounting firm has the responsibility for the examination of those statements. The Audit Committee reviewed our audited financial statements for the year ended December 31, 2009 and met with both management and our external accountants to discuss those financial statements. Management and the independent registered public accounting firm have represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also considered taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee deemed appropriate.

The Audit Committee has received from the independent registered public accounting firm their written disclosure and letter regarding their independence from us as required by applicable requirements of the Public Company Accounting Oversight Board, and has discussed with the independent registered public accounting firm their independence. The Audit Committee also discussed with the independent registered public accounting firm any matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, as may be modified or supplemented.

Based upon the reviews and discussions described in this Audit Committee Report, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

RESPECTFULLY SUBMITTED,

THE AUDIT COMMITTEE

William N. Shiebler, Chairman
Roy H. Fickling
Tamar D. Howson

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 15, 2010, for (a) each of the executive officers named in the Summary Compensation Table on page 22 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of March 15, 2010 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the tables. Except as indicated in footnotes to these tables, we believe that the stockholders named in these tables have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 69,609,750 shares of common stock outstanding on March 15, 2010.

	Number of Shares
	Beneficially Owned
	and Nature of	Percent of
	Ownership	Class %

David Chaplin(1)	476,850	*
Roy Fickling(2)	152,846	*
Tamar Howson(3)	—	*
Mark Kessel(4)	27,182,118	39.0%
John Kollins(5)	—	*
Arthur Laffer(6)	519,232	*
Peter Langecker	—	*
Jim Murphy(7)	222,500	*
William Schwieterman(8)	129,208	*
William Shiebler(9)	377,002	*
Alastair J.J. Wood	65,000	*
All current directors and executive officers as a group (9 persons) (10)	29,124,756	41.4%

*	Less than 1%.

(1)	Includes options to purchase 343,750 shares of common stock, which are exercisable within 60 days of March 15, 2010 (May 14, 2010).

(2)	Includes 20,000 shares of unvested restricted common stock granted in 2007, which vest in equal annual installments over a four-year period, all of which are subject to transfer and forfeiture restrictions.

(3)	Ms. Howson was appointed to the Board of Directors of the Company on April 2, 2010; she did not own any of the Company’s equity securities prior to this time.

(4)	Includes 27,117,118 shares of common stock held by Symphony ViDA Holdings LLC. Mark Kessel is a Managing Member of Symphony GP LLC, which is the general partner of Symphony Capital GP, L.P., which is the general partner of Symphony Capital Partners, L.P., which is the manager of Symphony ViDA Holdings LLC.

(5)	Pursuant to Mr. Kollins’ stock option agreement, all of Mr. Kollins’ unvested options were forfeited on the effective date of his termination and his vested options, to the extent not exercised, were forfeited as of January 8, 2010.

(6)	Includes options to purchase 110,000 shares of common stock, which are exercisable within 60 days of March 15, 2010 (May 14, 2010).

(7)	Includes options to purchase 182,500 shares of common stock, which are exercisable within 60 days of March 15, 2010 (May 14, 2010).

(8)	Includes 20,000 shares of unvested restricted common stock granted in 2007, which vest in equal annual installments over a four-year period, all of which are subject to transfer and forfeiture restrictions.

(9)	Includes options to purchase 110,000 shares of common stock, which are exercisable within 60 days of March 15, 2010 (May 14, 2010).

(10)	Includes 40,000 shares of common stock subject to transfer restrictions, options to purchase 746,250 shares of common stock held by the directors and executive officers as a group and which are exercisable within 60 days of March 15, 2010 (May 14, 2010) and 40,000 shares of unvested restricted common stock, all of which were granted in 2007, which vest in equal annual installments over a four-year period, and which are subject to transfer and forfeiture restrictions.

	Number of Shares
	Beneficially Owned
	and Nature of	Percent of
Name and Address of Beneficial Owner	Ownership	Class

Symphony ViDA Holdings LLC 875 Third Avenue 18th Floor New York, NY 10022	27,182,118	39.0%

The determination that there were no other persons, entities or groups known to us to beneficially own more than 5% of our outstanding common stock was based on a review of all statements filed with respect to us since the beginning of the past fiscal year with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g) of the Exchange Act.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table shows the total compensation paid or accrued during the fiscal years ended December 31, 2009 and December 31, 2008 to (1) our current Chief Executive Officer, (2) our Chief Financial Officer, (3) our former Chief Executive Officer and (4) our two next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2009.

						All Other
				Stock	Option	Compensation
Name	Year	Salary ($)	Bonus ($)	Awards ($)(1)	Awards ($)(1)	($)(2)	Total ($)

David Chaplin(3)	2009	$282,220	$—	$74,298	$27,530	$—	$384,048
Vice President and	2008	$334,409	$—	$98,327	$45,884	$—	$478,620
Chief Scientific Officer
Peter Langecker(4)	2009	$236,923	$—	$—	$41,926	$464	$279,313
Chief Executive Officer	2008	$—	$—	$—	$—	$—	$—
James Murphy	2009	$245,000	$—	$37,151	$63,244	$663	$346,058
Vice President and Chief	2008	$245,000	$—	$49,158	$64,923	$2,327	$361,408
Financial Officer
John Kollins(5)	2009	$222,767	$—	$—	$38,340	$148,340	$409,447
Former Chief Executive	2008	$272,085	$—	$—	$84,687	$360	$357,132
Officer

(1)	See Note 1 to our Condensed Consolidated Financial Statements reported in our Annual Report on Form 10-K for our fiscal year ended December 31, 2009 for details as to the assumptions used to determine the fair value of each of the stock awards and option awards set forth in this table, and Note 3 describing all forfeitures during fiscal year 2009. See also our discussion of stock-based compensation in our Form 10-K under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates.”

(2)	Other Compensation in 2008 for Mr. Murphy includes the reimbursement of fees and costs associated with providing corrected wage and earnings statements for prior years related to restricted stock compensation reporting.

(3)	Dr. Chaplin’s employment agreement provides that his salary be paid in British Pounds. The salary amounts presented above represent his annual salary of £180,257 converted into U.S. dollars at the average monthly conversion rate for the year presented.

(4)	Dr. Langecker commenced employment in June 2009 as Executive Vice President and Chief Development Officer. In October 2009 he was appointed as Chief Executive Officer.

(5)	Mr. Kollins terminated his employment with OXiGENE effective October 7, 2009. His separation agreement provides for a severance payment of $350,000, payable over one year in 26 equal installments. As of December 31, 2009, $148,077 of Mr. Kollins’ severance has been paid and is included in Other Compensation for him in 2009.

Narrative Disclosure to Summary Compensation Table

Employment Agreement with David Chaplin.  In July 2000, we entered into an employment agreement with Dr. Chaplin, our Chief Scientific Officer and Head of Research and Development. Effective in January 2007, Dr. Chaplin’s employment agreement was amended such that he currently receives an annual base salary of £180,257 per year (or $290,666, using January 1, 2010 exchange rates). In 2009, Dr. Chaplin’s employment agreement was further amended to (1) set the period for which Dr. Chaplin would be paid in the event of his termination of employment other than for cause of with good reason at sixteen (16) months and (2) provide for the immediate vesting of all stock options, stock appreciation rights, restricted stock and other incentive compensation granted to him in the event of a change in control. We may terminate the employment agreement on six months’ prior notice, and Dr. Chaplin may terminate the agreement on six months’ prior notice. OXiGENE may also terminate the agreement without prior notice for “cause,” as defined in the agreement. If Dr. Chaplin’s employment is terminated by OXiGENE other than for cause, or in a case of a “termination with good reason,” as defined in the agreement, Dr. Chaplin will be entitled to receive a payment of sixteen (16) months of his then-current base salary, and all stock options and other incentive compensation granted to Dr. Chaplin by OXiGENE shall, to the extent vested, remain exercisable in accordance with the 2005 Stock Plan and any related agreements. In the event of a termination other than for “cause” of Dr. Chaplin’s employment or a “termination with good reason” within one year following a change in control of OXiGENE, as such term is defined in the agreement, Dr. Chaplin will be entitled to receive a payment of twelve months’ then-current base salary plus any salary owed to him but unpaid as of the date of termination. In addition, all of Mr. Chaplin’s unvested equity compensation outstanding on the date of termination shall vest and remain exercisable in accordance with the terms of the applicable plan and related agreements and all stock options and other incentive compensation granted to Dr. Chaplin by OXiGENE shall, to the extent vested, remain exercisable in accordance with the 2005 Stock Plan and any related agreements.

Employment Agreement with Dr. Peter J. Langecker.  In June 2009, we entered into an employment agreement with Dr. Langecker with respect to his service as its Executive Vice President and Chief Development Officer. In October 2009, Dr. Langecker was appointed our Chief Executive Officer. Pursuant to his agreement, Dr. Langecker currently receives an annual base salary of $350,000 per year. In addition, Dr. Langecker may be awarded an annual bonus of up to 40% of his then-current annual base salary, at the sole discretion of OXiGENE, based on our assessment of his and OXiGENE’s performance. Pursuant to his employment agreement, on June 29, 2009, we granted to Dr. Langecker, options to purchase 250,000 shares on each date of the Company’s common stock at an exercise price of $2.32 per share. The options shall vest in equal annual installments over four years beginning one year from the date of grant.

Dr. Langecker may terminate the agreement upon written notice to us. We may also terminate the agreement without prior written notice for cause, as defined in the agreement, as long as, in certain circumstances, it gives Dr. Langecker a minimum period of 30 days to cure the act or omission constituting cause (if reasonably subject to cure), as described in the agreement. If Dr. Langecker’s employment is terminated by us for cause, or by Dr. Langecker without good reason (as defined in the agreement), we will pay to Dr. Langecker the amount of accrued obligations as of the date of such termination, consisting of accrued and unpaid salary, value of accrued vacation days, annual bonus related to the most recently completed calendar year if not already paid and amount of unreimbursed and incurred expenses. If Dr. Langecker’s employment is terminated by us other than for cause or Dr. Langecker’ disability, we will pay to Dr. Langecker the accrued obligations, as described above, an amount equal to 12 months of his then-current base salary, the annual bonus related to the most recently completed calendar year, if not already paid, and will also pay COBRA premiums, should Dr. Langecker timely elect and be eligible for COBRA coverage, for Dr. Langecker and his immediate family for 12 months (provided that OXiGENE shall have no obligation to provide such coverage if Dr. Langecker becomes eligible for medical and dental coverage with another employer).

If Dr. Langecker’ employment is terminated by us (other than for cause or Dr. Langecker’ disability) within one year following a change in control of the Company (as defined in the agreement), or by Dr. Langecker with good reason within one year following a change in control of the Company, we will pay to Dr. Langecker the accrued obligations, as described above, an amount equal to 12 months of his then-current base salary, the annual bonus related to the most recently completed calendar year, if not already paid, and will also pay COBRA premiums for a period of 12 months on the same conditions as described above. In addition, all of Dr. Langecker’ unvested equity compensation outstanding on the date of termination shall vest and remain exercisable in accordance with the terms of the applicable plan and related agreements. Dr. Langecker has also agreed not to engage in activities competitive with the Company during his employment and for a 12 month period following the termination of his employment. All payments made and benefits available to Dr. Langecker in connection with his employment agreement will comply with Internal Revenue Code Section 409A in accordance with the terms of his employment agreement.

Employment Agreement with James B. Murphy.  In February 2004, we entered into an employment agreement with Mr. Murphy, our Vice President and Chief Financial Officer and amended the agreement in January 2009. Pursuant to the agreement as amended, Mr. Murphy currently receives a base salary of $245,000 per year. We may terminate the agreement on thirty days’ prior notice, and Mr. Murphy may also terminate the agreement on thirty days’ prior notice. We may also terminate the agreement prior to the end of its term for “cause” as defined in the agreement. If Mr. Murphy’s employment is terminated by OXiGENE other than for cause, or in a case of a “termination with good reason,” as defined in the agreement, Mr. Murphy will be entitled to receive a payment of twelve months’ then-current base salary and the Company will also pay COBRA premiums, should Mr. Murphy timely elect and be eligible for COBRA coverage, for Mr. Murphy and his immediate family for 12 months (provided that OXiGENE shall have no obligation to provide such coverage if Mr. Murphy becomes eligible for medical and dental coverage with another employer). In addition, all stock options and other incentive compensation granted to Mr. Murphy by OXiGENE shall, to the extent vested, remain exercisable in accordance with the 2005 Stock Plan and any related agreements.

In the event of a termination other than for “cause” of Mr. Murphy’s employment or a “termination with good reason” within one year following a change in control of OXiGENE, as such term is defined in the agreement, Mr. Murphy will be entitled to receive a payment of twelve months’ then-current base salary plus any salary owed to him but unpaid as of the date of termination and the Company will also pay COBRA premiums, should Mr. Murphy timely elect and be eligible for COBRA coverage, for Mr. Murphy and his immediate family for 12 months (provided that OXiGENE shall have no obligation to provide such coverage if Mr. Murphy becomes eligible for medical and dental coverage with another employer). In addition, all of Mr. Murphy’s unvested equity compensation outstanding on the date of termination shall vest and remain exercisable in accordance with the terms of the applicable plan and related agreements and all stock options and other incentive compensation granted to Mr. Murphy by OXiGENE shall, to the extent vested, remain exercisable in accordance with the 2005 Stock Plan and any related agreements. All payments made and benefits available to Mr. Murphy in connection with his employment agreement will comply with Internal Revenue Code Section 409A in accordance with the terms of his employment agreement.

Employment and Separation Agreements with John A. Kollins.  In February 2007, we entered into an employment agreement with Mr. Kollins with respect to his service as its Senior Vice President and Chief Business Officer. In December 2008, in connection with the appointment of Mr. Kollins as our Chief Executive Officer, we amended the agreement. Pursuant to the amended agreement, Mr. Kollins received an annual base salary of $350,000 per year. In addition, Mr. Kollins was eligible to receive an annual bonus of 30% to 40% of his then-current annual base salary, at our sole discretion, based on our assessment of his and OXiGENE’s performance.

We entered into a separation agreement with Mr. Kollins on October 28, 2009. In accordance with Mr. Kollins’ employment agreement with us, dated February 28, 2007, as amended, and the separation agreement, Mr. Kollins will (i) receive a severance payment of $350,000, payable over one year in 26 equal installments, (ii) be reimbursed for premiums paid to continue group health coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, through the earlier of October 27, 2011, or the date on which Mr. Kollins becomes eligible for medical and dental coverage with another employer, and (iii) receive a one-time payment of $20,000 to cover legal fees and/or outplacement services. The separation agreement also provides for, among other things, specified ongoing obligations on Mr. Kollins’ part relating to maintenance of our confidential information.

Outstanding Equity Awards at Fiscal Year-End

The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2009, including both awards subject to performance conditions and non-performance-based awards, to each of the executive officers named in the Summary Compensation Table.

	Option Awards(1)				Stock Awards
	Number of	Number of				Market Value
	Securities	Securities			Number of	of Shares or
	Underlying	Underlying	Option		Shares or	Units of Stock
	Unexercised	Unexercised	Exercise	Option	Units of Stock	That Have Not
	Options	Options	Price	Expiration	That Have Not	Vested(2)
Name	Exerciseable #	Unexerciseable #	$	Date	Vested #	$

David Chaplin	45,000	—	$5.06	7/12/2010	20,000	$22,800
Vice President and Chief	100,000	—	$2.24	3/15/2012
Scientific Officer	100,000	—	$7.94	7/24/2013
	50,000	—	$5.03	7/28/2014
	12,500	12,500	$4.18	1/25/2017
	—	120,000	$0.65	1/20/2019
Peter Langecker	—	250,000	$2.32	6/29/2019	—	$—
Chief Executive Officer
James Murphy	75,000	—	$9.05	2/23/2014	10,000	$11,400
Vice President and Chief	20,000	—	$5.03	7/28/2014
Financial Officer	18,750	6,250	$3.51	6/14/2016
	25,000	25,000	$4.18	1/25/2017
	—	125,000	$0.65	1/20/2019
John Kollins(3)	50,000	—	$4.69	1/7/2010	—	$—
Former Chief Executive Officer

(1)	Option awards vest in equal annual installments over four years beginning on the first anniversary of the date of grant and the exercise price is the closing price of the Company’s common stock as quoted on the NASDAQ Global Market on the date of grant.

(2)	The market value of the stock awards is determined by multiplying the number of shares times $1.14, the closing price of our common stock on the NASDAQ Global Market on December 31, 2009, the last day of our fiscal year.

(3)	Mr. Kollins’ employment with us terminated effective October 7, 2009. Pursuant to Mr. Kollins’ separation agreement, he had until January 8, 2010 to exercise all vested options. Mr. Kollins did not exercise these options and such options were therefore forfeited.

Potential Payments Upon Termination or Change-In-Control

The Company has entered into certain agreements and maintains certain plans that may require the Company to make certain payments and/or provide certain benefits to named executive officers of the Company in the event of a termination of employment or a change of control of the Company. The following tables summarize the potential payments to each named executive officer assuming that one of the described termination events occurs. The tables assume that the event occurred on December 31, 2009, the last day of our fiscal year. On December 31, 2009, the last trading day of 2009, the closing price of our common stock as listed on the NASDAQ Global Market was $1.14 per share.

David Chaplin, Ph.D.

			Involuntary Not for
			Cause Termination
Executive Benefits and	Termination within	Voluntary	or Termination by
Payments	12 Months Following	Termination by	Executive with Good	For Cause
Upon Termination	Change in Control	Executive or Death	Reason	Termination

Base Salary	$270,669	$—	$360,891	$—
Annual Bonus (x% of Base Salary)	N/A	N/A	N/A	N/A
Acceleration of Vesting of Equity	100%	0%	0%	0%
Number of Stock Options and Value upon Termination	440,000	307,500	307,500	307,500
	$501,600	$350,550	$350,550	$350,550
Number of Shares of Vested Stock Received and Value upon Termination	125,000	125,000	125,000	125,000
	$142,500	$142,500	$142,500	$142,500
Relocation Reimbursement	N/A	N/A	N/A	N/A
Deferred Compensation Payout	N/A	N/A	N/A	N/A
Post-Term Health Care	N/A	N/A	N/A	N/A
Excise Tax Gross Up	N/A	N/A	N/A	N/A

The information set forth above is described in more detail in the narrative following the Summary Compensation table.

Dr. Chaplin’s employment agreement references the definition of a “Change in Control” in our 1996 Stock Incentive Plan. For this purpose, “Change in Control” means the occurrence of either of the following events: (a) any “person” (as such term is used in Section 13(c) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the total voting power represented by the Company’s then outstanding voting securities; or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

Dr. Chaplin will be entitled to certain benefits as described in the table above if his employment is terminated by the Company for reasons other than cause or by him with good reason. “Cause” shall mean any of the following:

(a) the (i) continued failure by the executive to perform substantially his duties on behalf of OXIGENE if the executive fails to remedy that breach within ten (10) days of OXiGENE’s written notice to the executive of such breach; or (ii) material breach of any other provision of Dr. Chaplin’s employment agreement by the executive, if the executive fails to remedy that breach within ten (10) days of OXiGENE’s written notice to the executive of such breach; or

(b) any act of fraud, material misrepresentation or material omission, misappropriation, dishonesty, embezzlement or similar conduct against OXiGENE or any affiliate, or conviction of executive for a felony or any crime involving moral turpitude.

“Termination with Good Reason” shall mean termination following a material breach of Dr. Chaplin’s employment agreement by the Company, which breach remains uncured ten (10) days after written notice thereof is received by the Company.

Peter J. Langecker

			Involuntary Not for
			Cause Termination
Executive Benefits and	Termination within	Voluntary	or Termination by
Payments	12 Months Following	Termination by	Executive with Good	For Cause
Upon Termination	Change in Control	Executive or Death	Reason	Termination	Disability

Base Salary	$350,000	$—	$350,000	$—	$—

Annual Bonus (x% of Base Salary)	Executive entitled to Annual Bonus related to most recently completed calendar year if not already paid	Executive entitled to Annual Bonus related to most recently completed calendar year if not already paid	Executive entitled to Annual Bonus related to most recently completed calendar year if not already paid	N/A	Executive entitled to Annual Bonus related to most recently completed calendar year if not already paid

Acceleration of Vesting of Equity	100%	0%	0%	0%	0%

Stock Options:

Number of Stock Options	250,000	—	—	—	—

Value upon Termination	$285,000	$—	$—	$—	$—

Vested Stock Received:

Number of Shares	—	—	—	—	—

Value upon Termination	$—	$—	$—	$—	$—

Relocation Reimbursement	N/A	N/A	N/A	N/A	N/A

Deferred Compensation Payout	N/A	N/A	N/A	N/A	N/A

Post-Term Health Care	Up to 12 months for Executive and family	N/A	Up to 12 months for Executive and family

	$27,048	$—	$27,048	$—	$—

Excise Tax Gross Up	N/A	N/A	N/A	N/A	N/A

The information set forth above is described in more detail in the narrative following the Summary Compensation table.

A “Change in Control” as defined in Dr. Langecker’s employment agreement shall mean the occurrence during the term of his employment of the following:

(i) Ownership. Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of OXiGENE representing 50% or more of the total voting power represented by OXiGENE’s then outstanding voting securities (excluding for this purpose any such voting securities held by OXiGENE or its affiliates or by any employee benefit plan of OXiGENE) pursuant to a transaction or a series of related transaction which the Board of Directors does not approve; or

(ii) Merger/Sale of Assets. (A) A merger or consolidation of OXiGENE whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of OXiGENE outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by the voting securities of OXiGENE or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the stockholders of OXiGENE approve an agreement for the sale or disposition by OXiGENE of all or substantially all of OXiGENE’s assets; or

(iii) Change in Board Composition. A change in the composition of the Board of Directors, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of OXiGENE as of the date of this Agreement, or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to OXiGENE).

Dr. Langecker will be entitled to certain benefits as described in the table above if his employment is terminated by the Company for reasons other than cause or by him with good reason. “Cause” shall mean any of the following:

(a) the Executive’s substantial failure to perform any of her duties hereunder or to follow reasonable, lawful directions of the Board or any officer to whom the Executive reports;

(b) the Executive’s willful misconduct or willful malfeasance in connection with her employment;

(c) the Executive’s conviction of, or plea of nolo contendre to, any crime constituting a felony under the laws of the United States or any state thereof, or any other crime involving moral turpitude;

(d) the Executive’s material breach of any of the provisions of this Agreement, OXiGENE’s bylaws or any other agreement with OXiGENE; or

(e) the Executive’s engaging in misconduct which has caused significant injury to OXiGENE, financial or otherwise, or to OXiGENE’s reputation; or

(f) any act, omission or circumstance constituting cause under the law governing this Agreement.

“Termination with Good Reason” shall mean:

(i) without the Executive’s express written consent, any material reduction in Executive’s title, or responsibilities compared to those prior to a Change in Control (as such term is defined in the employment agreement);

(ii) relocation of more than 60 miles;

(iii) without the Executive’s express written consent, a material reduction by OXiGENE in the Executive’s total compensation as in effect on the date hereof or as the same may be increased from time to time, provided that it shall not be deemed a material reduction if (a) the amount of Executive’s Annual Bonus is less than the amount of any previously awarded Annual Bonuses or (b) a benefit is amended and such amendment affects all eligible executive participants; or

(iv) OXiGENE breaches a material term of this Agreement and such breach has remained uncured for a minimum of thirty (30) days after Executive has notified OXiGENE of breach. To be effective, such notice must be in writing and set forth the specific alleged Good Reason for termination and the factual basis supporting the alleged Good Reason.

All payments made and benefits available to Dr. Langecker in connection with his employment agreement will comply with Internal Revenue Code Section 409A in accordance with the terms of his employment agreement.

James B. Murphy

			Involuntary Not for
			Cause Termination
Executive Benefits and	Termination within	Voluntary	or Termination by
Payments	12 Months Following	Termination by	Executive with Good	For Cause
Upon Termination	Change in Control	Executive or Death	Reason	Termination

Base Salary	$245,000	$—	$245,000	$—
Annual Bonus (x% of Base Salary)	N/A	N/A	N/A	N/A
Acceleration of Vesting of Equity	100%	0%	0%	0%
Number of Stock Options and Value upon Termination	295,000	138,750	138,750	138,750
	$336,300	$158,175	$158,175	$158,175
Number of Shares of Vested Stock Received and Value upon Termination	40,000	40,000	40,000	40,000
	$45,600	$45,600	$45,600	$45,600
Relocation Reimbursement	N/A	N/A	N/A	N/A
Deferred Compensation Payout	N/A	N/A	N/A	N/A
Post-Term Health Care	Up to 12 months for Executive and family	N/A	Up to 12 months for Executive and family	N/A
	$21,996	$—	$21,996	$—
Excise Tax Gross Up	N/A	N/A	N/A	N/A

The information set forth above is described in more detail in the narrative following the Summary Compensation table.

Mr. Murphy’s employment agreement references the definition of a “Change in Control” in our 1996 Stock Incentive Plan. A “Change in Control” means the occurrence of either of the following: (a) any “person” (as such term is used in Section 13(c) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the total voting power represented by the Company’s then outstanding voting securities; or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

Mr. Murphy will be entitled to certain benefits as described in the table above if his employment is terminated by the Company for reasons other than cause or by him with good reason. “Cause” shall mean any of the following:

(a) the (i) continued failure by the executive to perform substantially his duties on behalf of OXIGENE if the executive fails to remedy that breach within ten (10) days of OXiGENE’s written notice to the executive of such breach; or (ii) material breach of any other provision of Mr. Murphy’s employment agreement by the executive, if the executive fails to remedy that breach within ten (10) days of OXiGENE’s written notice to the executive of such breach; or

(b) any act of fraud, material misrepresentation or material omission, misappropriation, dishonesty, embezzlement or similar conduct against OXiGENE or any affiliate, or conviction of executive for a felony or any crime involving moral turpitude.

“Termination with Good Reason” shall mean termination following a material breach of Mr. Murphy’s employment agreement by the Company, which breach remains uncured thirty (30) days after written notice thereof is received by the Company.

All payments made and benefits available to Mr. Murphy in connection with his employment agreement will comply with Internal Revenue Code Section 409A in accordance with the terms of his employment agreement.

John A. Kollins

We entered into a separation agreement with Mr. Kollins on October 28, 2009. In accordance with Mr. Kollins’ employment agreement with us, dated February 28, 2007, as amended, and the separation agreement, Mr. Kollins will (i) receive a severance payment of $350,000, payable over one year in 26 equal installments, (ii) be reimbursed for premiums paid to continue group health coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, through the earlier of October 27, 2011, or the date on which Mr. Kollins becomes eligible for medical and dental coverage with another employer, and (iii) receive a one-time payment of $20,000 to cover legal fees and/or outplacement services. The separation agreement also provides for, among other things, specified ongoing obligations on Mr. Kollins’ part relating to maintenance of our confidential information.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2009 to each of our directors.

	Fees Earned or	Stock	Option	All Other
	Paid in Cash	Awards	Awards	Compensation	Total
Name	($)	($)(1)	($)	($)	($)

Joel-Tomas Citron(2)	$33,333	$—	$—	$—	$33,333
Roy H. Fickling	$5,625	$63,443	$—	$—	$69,068
Mark Kessel	$—	$34,200	$—	$—	$34,200
Arthur Laffer(3)	$7,937	$70,193	$—	$—	$78,130
William D. Schwieterman	$6,281	$60,194	$—	$—	$66,475
William Shiebler	$175,181	$47,755	$—	$—	$222,936
Per-Olof Söderberg(2)	$4,625	$10,750	$—	$—	$15,375
Alastair J.J. Wood	$—	$34,200	$—	$—	$34,200

(1)	See Note 1 to our Consolidated Financial Statements reported in our Annual Report on Form 10-K for our fiscal year ended December 31, 2009 for details as to the assumptions used to determine the fair value of each of the stock awards set forth in this table, and Note 3 describing all forfeitures during fiscal year 2009. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates.”

(2)	Messrs. Citron and Söderberg did not seek reelection to the Board of Directors at the 2009 annual meeting.

(3)	Effective March 11, 2010, Mr. Laffer resigned as a member of the Company’s Board of Directors.

The following is a description of the standard compensation arrangements under which our non-employee directors are compensated for their service as directors, including as members of the various Committees of our Board.

Fees.  Prior to fiscal 2003, directors received no cash compensation for serving on our Board of Directors or committees thereof. In July 2003, our directors adopted a director compensation plan. This plan was amended in October 2008. Under this plan, as amended, non-employee directors receive an annual retainer of $15,000 plus $750 for attendance at each Board meeting. In addition, each Board Committee chairman receives an annual retainer of $3,750, and each Committee member receives $500 for attendance at each Committee meeting. This amended director compensation plan also provides that, effective January 1, 2009, each Board member may elect to receive their fees in common stock of the Company in lieu of cash upon notice of their intent to do so.

The Board of Directors adopted an amended and restated director compensation policy, effective January 1, 2010. In accordance with the policy, prior to the commencement of each calendar year, the Board of Directors establishes the number of shares of our common stock to be granted as the annual retainer for the upcoming calendar year for all outside directors. The annual retainer is paid in the form of semi-annual grants, under the OXiGENE, Inc. 2005 Stock Plan (the “Stock Plan”), of fully-vested shares of our common stock in the amount established by the Board of Directors for such calendar year. Shares of common stock to be issued to each outside director on the date of grant are automatically granted without further action by the Board of Directors or the Compensation Committee semi-annually on and as of January 2 and July 1, or the first business day thereafter. Shares granted pursuant to the policy have a purchase price equal to the par value of our common sock on the date of grant and are subject to the terms and conditions of the Stock Plan.

During an interim period beginning in May 2009 and ending on January 31, 2010, following his assumption of the duties of Chairman, Mr. Shiebler received: $40,000 in cash for the first month of service; $20,000 in cash for each month thereafter during such interim period; $1,200 per month for secretarial expenses to be incurred by him; and an option to purchase 100,000 shares of our common stock, vesting in equal amounts over four years, starting one year from the date of grant, at an exercise price of $2.23 per share. Mr. Shiebler received these amounts in connection with the services he provided as Chairman, and in recognition of the level of services he provided in that capacity. Mr. Shiebler did not receive any separate compensation under the director compensation policy in addition to these amounts. Effective February 2010, Mr. Shiebler’s cash compensation was reduced to $10,000 per month.

Equity Incentives.  Under the terms of our 2005 Stock Plan, directors may be granted shares of common stock, stock-based awards and/or stock options to purchase shares of common stock. For fiscal 2009, the following awards were granted to non-employee directors.

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2009.

			Number of Securities
	Number of Securities		Remaining Available
	to be Issued	Weighted-Average	for Future Issuance
	Upon Exercise of	Exercise Price of	Under Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

Equity compensation plans approved by security holders (the 1996 Stock Incentive Plan)	626,000	$7.20	—
Equity compensation plans approved by security holders (the 2005 Stock Plan)	1,272,750	$1.82	6,072,070
Equity compensation plans not approved by security holders	—	—	—

Total	1,898,750	$3.60	6,072,070

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our Audit Committee reviews and approves in advance all related-person transactions.

Symphony Transaction

In October 2008, OXiGENE announced a strategic collaboration with Symphony Capital Partners, L.P. (Symphony), a private-equity firm, under which Symphony agreed to provide up to $40 million in funding to support the advancement of ZYBRESTAT for oncology, ZYBRESTAT for ophthalmology and OXi4503. In connection with the collaboration, OXiGENE granted Symphony ViDA, Inc., a newly- created drug development company, exclusive licenses to ZYBRESTAT for use in ophthalmologic indications and OXi4503. As part of this transaction, OXiGENE maintained the exclusive purchase option, but not the obligation, to purchase all of the equity of Symphony ViDA (Purchase Option) at any time between October 2, 2009 and March 31, 2012 for an amount equal to two times the amount of capital actually invested by Holdings in Symphony ViDA, less certain amounts.

Under the collaboration, OXiGENE entered into a series of related agreements with Symphony Capital LLC, Symphony ViDA, Symphony ViDA Holdings LLC (Holdings) and related entities, including a Purchase Option Agreement, a Research and Development Agreement, a Technology License Agreement and an Additional Funding Agreement. In addition, OXiGENE entered into a series of related agreements with Holdings, including a Stock and Warrant Purchase Agreement and a Registration Rights Agreement.

Pursuant to these agreements, Holdings formed and capitalized Symphony ViDA in order (a) to hold certain intellectual property related to the programs which were exclusively licensed to Symphony ViDA under the Technology License Agreement and (b) to fund commitments of up to $25 million. The funding was intended to support preclinical and clinical development by OXiGENE, on behalf of Symphony ViDA, of the programs.

OXiGENE issued to Holdings, pursuant to the Stock and Warrant Purchase Agreement, an aggregate of 13,513,514 shares of its common stock and warrants at a price of $1.11 per share, which was the closing price of its common stock on the NASDAQ Global Market on September 30, 2008, the day before OXiGENE entered into the Symphony transaction. In addition, pursuant to the Purchase Option Agreement, OXiGENE issued to Holdings an aggregate of 3,603,604 shares of OXiGENE’s common stock with a fair value of $4 million as consideration for the Purchase Option.

On July 2, 2009, OXiGENE, Holdings and Symphony ViDA entered into a series of related agreements pursuant to which OXiGENE exercised the Purchase Option under terms set forth in an amended and restated purchase option agreement (the Amended Purchase Option Agreement), and OXiGENE and Holdings also entered into an amended and restated registration rights agreement.

OXiGENE closed on the amended Purchase Option on July 20, 2009 and issued 10 million shares of its common stock to Holdings at the closing in exchange for all of the equity of Symphony ViDA, subject to further adjustment under the rights described in the paragraph above. In addition, upon the closing of the Purchase Option, OXiGENE re-acquired all of the rights to the programs, and the approximately $12,400,000 in cash held by Symphony ViDA at the time of the closing became available for use for OXiGENE’s general corporate purposes.

For as long as Symphony Capital LLC owns at least 10% of OXiGENE’s common stock, it has the right to appoint two members to OXiGENE’s Board of Directors, and has appointed Mr. Mark Kessel and Dr. Alastair Wood to serve as Directors pursuant to this right. OXiGENE also maintains its advisory relationships with Symphony and RRD International LLC. The Additional Funding Agreement, dated October 1, 2008, has been terminated.

EXPENSES OF SOLICITATION

We will bear the costs of soliciting proxies from our stockholders. We will make this solicitation by mail, and our directors, officers and employees may also solicit proxies by telephone, fax, e-mail or in person, for which they will receive no compensation other than their regular compensation as directors, officers or employees. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to beneficial owners of our voting securities. We will reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses that are incurred by them. In addition, we have engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $17,000 in the aggregate.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our Chief Executive Officer and Chief Financial Officer. The text of the code of conduct and ethics has been filed as an exhibit to our Annual Report on Form 10-K. Disclosure regarding any amendments to, or waivers from provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of the NASDAQ Stock Market.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

Your eligibility as a stockholder to submit proposals and director nominations, the proper subjects of such proposals and other issues governing stockholder proposals and director nominations are regulated by the rules adopted under Section 14 of the Exchange Act. To be considered for inclusion in the proxy statement relating to our annual meeting of stockholders to be held in 2011 stockholder proposals and nominations must be received no later than February 2, 2011. If we do not receive notice of any matter to be considered for presentation at the annual meeting, although not to be included in the Proxy Statement, between March 19, 2011 and April 18, 2011 management proxies may confer discretionary authority to vote on the matters presented at the annual meeting by a stockholder in accordance with Rule 14a-4 under the Exchange Act. All stockholder proposals should be marked for the attention of The Secretary, OXiGENE, INC., 701 GATEWAY BOULEVARD, SUITE 210, SOUTH SAN FRANCISCO, CALIFORNIA 94080.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

ANNUAL REPORT

Our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2009, and which provides additional information about us can be found on the website of the Securities and Exchange Commission at www.sec.gov. It is also available on our website at www.oxigene.com. You may obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: OXiGENE, Inc., 701 GATEWAY BOULEVARD, SUITE 210, SOUTH SAN FRANCISCO, CALIFORNIA 94080, Attention: Investor Relations.

South San Francisco, CA
May 28, 2010

Appendix A

CERTIFICATE OF AMENDMENT OF
RESTATED CERTIFICATE OF INCORPORATION OF
OXiGENE, INC.

It is hereby certified that:

FIRST:	The name of the corporation is OXiGENE, Inc. (the “Corporation”).

SECOND:	The Restated Certificate of Incorporation of the Corporation, as amended to date, is hereby further amended by striking out Article Fourth in its entirety and by substituting in lieu of the following:

“FOURTH: The aggregate number of shares of all classes of stock which the Corporation is authorized to issue is Three Hundred Fifteen Million (315,000,000) shares, of which Three Hundred Million (300,000,000) shares are designated Common Stock, of the par value of One Cent ($0.01) per share, and Fifteen Million (15,000,000) shares are designated Preferred Stock, of the par value of One Cent ($0.01) per share.”

THIRD:	The amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and Section 242 of the General Corporation Law of the State of Delaware.

EXECUTED, effective as of this  day of          2010.

OXiGENE, Inc.

By:
James B. Murphy
Vice President and Chief Financial Officer

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Appendix B
ANNUAL MEETING OF STOCKHOLDERS OF
OXiGENE, INC.
701 Gateway Boulevard, Suite 210
South San Francisco, CA 94080
June 30, 2010
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and 2009 Annual Report
are available at www.oxigene.com
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE AND “FOR” PROPOSALS NO. 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE

IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	O	Roy Hampton Fickling
		O	Tamar D. Howson
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O	Mark Kessel
		O	Peter J. Langecker, M.D., Ph.D.
		O	William D. Schwieterman, M.D.
☐	FOR ALL EXCEPT	O	William N. Shiebler
	(See instructions below)	O	Alastair J.J. Wood, M.D.

	FOR	AGAINST	ABSTAIN
2.  To approve the issuances of shares of our common stock and warrants to purchase shares of our common stock to certain accredited investors (the “Buyers”) pursuant to the Securities Purchase Agreement, dated as of March 10, 2010, by and between the Company and the Buyers, to comply with NASDAQ Marketplace Rule 5635(d).
	☐	☐	☐

3. To approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock, $0.01 par value per share, from 175,000,000 to 300,000,000.

4. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

B-1

OXiGENE, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON JUNE 30, 2010
The undersigned hereby appoints Peter J. Langecker and James B. Murphy, and each of them (with full power to act alone), proxies, with full power of substitution, to vote all shares of common stock of OXiGENE, Inc., a Delaware corporation (the “Company”), owned by the undersigned at the 2010 Annual Meeting of Stockholders of the Company to be held at the Company’s offices located at 701 Gateway Boulevard, Suite 210 South San Francisco, California 94080 on June 30, 2010, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED AND, IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NAMED DIRECTOR NOMINEES AND FOR PROPOSALS NO. 2, 3 and 4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS OF THE MEETING.
THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED HEREWITH.
PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TAKING OF A VOTE ON THE MATTERS SPECIFIED HEREIN.
(Continued and to be signed on reverse side.)

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